Exhibit 4.70
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                              AMENDED AND RESTATED
                   COLLATERAL ASSIGNMENT OF EXCHANGE AGREEMENT

     This Amended And Restated Collateral Assignment of Exchange Agreement (the "Assignment") is made and entered into as of June 4, 2002 by and among Rental Car Finance Corp., a special purpose Oklahoma corporation ("RCFC"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), Thrifty Rent-A-Car
System, Inc., an Oklahoma corporation ("Thrifty"), and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, not in its individual capacity but as agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

     WHEREAS,  RCFC,  Dollar and Thrifty are each a party to that certain Master
Exchange and Trust Agreement, dated as of July 23, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Exchange Agreement"), by and among RCFC, Dollar, Thrifty, Chicago Deferred Exchange Corporation ("CDEC"), VEXCO, LLC, a Delaware limited liability company wholly owned by CDEC (the "Qualified Intermediary"), and The Chicago Trust Company, an Illinois trust company.

     WHEREAS, RCFC, Dollar and Thrifty are each a party to that certain Amended and Restated Addendum, dated as of the date hereof (the "Group III Addendum") and that certain Amended and Restated Addendum No. 2, dated as of April 16, 2002 (relating to the Series of Notes known as the Group II Notes) to the Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997 (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Existing Agreement"), among Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as master servicer, RCFC, as a grantor, financing source and beneficiary, Thrifty, as a grantor and servicer, Dollar, as a grantor and servicer, various financing sources parties to the Existing Agreement, various beneficiaries parties to the Existing Agreement and the Master Collateral Agent.

     WHEREAS, RCFC is a party to that certain Series 2001-1 Supplement, dated as of March 6, 2001, as amended by that certain Amendment No. 1, dated as of December 21, 2001 (as so amended, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 2001-1 Supplement"), between RCFC and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee"), to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended by the Amendment to Base Indenture, dated as of December 23, 1997 (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between RCFC and the Trustee.

     WHEREAS, RCFC is a party to that certain Series 2002-1 Supplement, dated as of the date hereof (the "Series 2002-1 Supplement" and, together with the Series 2001-1 Supplement and any Series Supplement to the Base Indenture with respect to the issuance of any additional Group III Series of Notes, the "Group III Supplements"), between RCFC and the Trustee, to the Base Indenture.

     WHEREAS, the parties hereto entered into that certain Collateral Assignment of Exchange Agreement, dated as of July 23, 2001 (the "Existing Assignment"), pursuant to which RCFC, Dollar and Thrifty assigned to the Master Collateral Agent their respective right, title and interest in, to and under the Exchange Agreement.

     WHEREAS, the parties hereto wish to amend and restate the Existing Assignment.

     NOW  THEREFORE,   for  good  and  valid  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.      Definitions.   Capitalized  terms   used  herein   and  not
otherwise defined herein shall have the meaning set forth therefor in the Group III Addendum or if not defined therein, in the Existing Agreement.

          "Escrow Account" means a segregated trust account established, consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group III Replacement Vehicles.

          "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Group III Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group III Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group III Exchanged Vehicles; (iv) the money or other property from the sale of any Group III Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group III Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

          "Financed Vehicles" shall have the meaning set forth in the Base Indenture.

          "Group III Collateral" shall have the meaning set forth in the Group III Supplements.

          "Group III Exchanged Vehicle" means a Group III Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group III Vehicle.

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

          "Group III Replacement Vehicle" means a Vehicle designated by the Master Servicer as comprising Group III Collateral acquired in exchange for a Group III Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

          "Identification Period" shall mean with respect to each Group III Exchanged Vehicle transferred, the period beginning on the date such Group III Exchanged Vehicle is transferred and ending at midnight on the 45th day thereafter, irrespective of whether such day is a weekend day or a holiday.

          "Rapid Amortization Period" shall mean the Series 2001-1 Rapid Amortization Period (as such term is defined in the Series 2001-1 Supplement), the Series 2002-1 Rapid Amortization Period (as such term is defined in the Series 2002-1 Supplement) and the corresponding period with respect to each additional Group III Series of Notes.

          "Relinquished Property Agreement" shall mean each agreement relating to the sale or disposition of a Group III Exchanged Vehicle, including but not limited to agreements with any motor vehicle manufacturer, importer, distributor or other supplier of vehicles.

          "Replacement Property Agreement" shall mean each agreement relating to the acquisition of a Group III Replacement Vehicle.

          "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Group III Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the benefit of RCFC, Dollar or Thrifty in accordance with the terms of the Exchange Agreement.


     Section 2.      Collateral Assignment.

            (a) RCFC hereby assigns, pledges and grants a continuing, first priority security interest in all of RCFC's right, title and interest in, to and under the Exchange Agreement and all proceeds thereof, including Unused Exchange Proceeds, subject to the limitations on RCFC's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges. To the extent the foregoing relates to Group III Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group III Series of Notes (as such term is defined in the Group III Supplements) and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group III Master Collateral (as such term is defined in the Group III Supplements).

            (b) Dollar hereby assigns, pledges and grants a continuing, first priority security interest in all of Dollar's rights, title and interest in, to and under the Exchange Agreement with respect to Financed Vehicles and all proceeds thereof, including Unused Exchange Proceeds, subject to the limitations on Dollar's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges. To the extent the foregoing relates to Group III Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group III Series of Notes and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group III Master Collateral.

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

            (c) Thrifty hereby assigns, pledges and grants a continuing, first priority security interest in all of Thrifty's rights, title and interest in, to and under the Exchange Agreement with respect to Financed Vehicles and all proceeds thereof, including Unused Exchange Proceeds, subject to the limitations on Thrifty's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6) and in the Exchange Agreement, to the Master Collateral Agent and the Master Collateral Agent hereby accepts such assignment, pledge and grant, including the limitations, which the Master Collateral Agent hereby acknowledges. To the extent the foregoing relates to Group III Exchanged Vehicles, the foregoing collateral shall be for the benefit of the Group III Series of Notes and shall, together with any and all proceeds, products, offspring, rents or profits of any and all of the foregoing, be included in Group III Master Collateral.

     Section 3.      Representations and Covenants.

            (a) RCFC hereby covenants and agrees that (i) it shall comply with the reporting requirements set forth in Section 4 of the Addendum, Section
4.20 of the Series 2001-1 Supplement and Section 4.20 of the Series 2002-1 Supplement and any corresponding section in any Series Supplement with respect to each additional Group III Series of Notes (ii) it shall report to the Master Collateral Agent the balance of the amount of Exchange Proceeds as of a given date within one (1) Business Day of the receipt by RCFC of a written request for such information and (iii) it shall promptly deliver to the Qualified Intermediary each notice contemplated to be delivered by it under Section 5.11 of the Exchange Agreement if such notice relates to a Group III Exchanged Vehicle.

            (b) RCFC hereby covenants and agrees that during any Rapid Amortization Period, (i) the rights assigned to the Qualified Intermediary under each Replacement Property Agreement and Relinquished Property Agreement to which RCFC is a party shall be revoked and no further Group III Collateral shall be transferred from the Master Collateral Account to an Escrow Account and (ii) RCFC shall revoke the identification of all Group III Replacement Vehicles to be acquired in exchange for Group III Exchanged Vehicles transferred by RCFC in cases where the Identification Period for such Group III Exchanged Vehicles does not end prior to the first day of any Rapid Amortization Period. RCFC represents that its performance of the covenants set forth in the first sentence of this
Section 3(b) is consistent with RCFC's rights to the Exchange Proceeds under the Exchange Agreement.

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

            (c) Dollar hereby covenants and agrees that during any Rapid Amortization Period, (i) the rights assigned to the Qualified Intermediary under each Replacement Property Agreement and Relinquished Property Agreement to which Dollar is a party shall be revoked and no further Group III Collateral shall be transferred from the Master Collateral Account to an Escrow Account and (ii) Dollar shall revoke the identification of all Group III Replacement Vehicles to be acquired in exchange for Group III Exchanged Vehicles transferred by Dollar in cases where the Identification Period for such Group III Exchanged Vehicles does not end prior to the first day of any Rapid Amortization Period. Dollar represents that its performance of the covenants set forth in the first sentence of this Section 3(c) is consistent with Dollar's rights to the Exchange Proceeds under the Exchange Agreement.

            (d) Thrifty hereby covenants and agrees that during any Rapid Amortization Period, (i) the rights assigned to the Qualified Intermediary under each Replacement Property Agreement and Relinquished Property Agreement to which Thrifty is a party shall be revoked and no further Group III Collateral shall be transferred from the Master Collateral Account to an Escrow Account and (ii) Thrifty shall revoke the identification of all Group III Replacement Vehicles to be acquired in exchange for Group III Exchanged Vehicles transferred by Thrifty in cases where the Identification Period for such Group III Exchanged Vehicles does not end prior to the first day of any Rapid Amortization Period. Thrifty represents that its performance of the covenants set forth in the first sentence of this Section 3(d) is consistent with Thrifty's rights to the Exchange Proceeds under the Exchange Agreement.

     Section 4.      Amendment to Exchange Agreement.

            (a) RCFC hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent; provided, however, that the Master Collateral Agent hereby consents to any modifications to the following Exhibits to the Exchange
Agreement: (i) Exhibit 2.2(d) (relating to the revocation of the assignment of a Relinquished Property Agreement to the Qualified Intermediary); (ii) Exhibit 4.2(d) (relating to the revocation of the assignment of a Replacement Property Agreement to the Qualified Intermediary); Exhibit 5.2 (setting forth the names of each Escrow Account); Exhibit 5.7 (setting forth notification information) and Exhibit 8.8 (setting forth notification information). Dollar hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent if such modification would cause the representation set forth in the last sentence of Section 3(c) to be false. Thrifty hereby agrees that its rights under the Exchange Agreement will not be modified without the prior written consent of the Master Collateral Agent if such modification would cause the representation set forth in the last sentence of Section 3(d) to be false.

            (b) Each of RCFC, Dollar and Thrifty hereby severally (and not jointly) agrees that (i) it will not agree to modify, amend or supplement the Exchange Agreement in a manner which would adversely affect the interests of the Group III Noteholders without the prior written consent of the Required
Noteholders of all Group III Notes and (ii) a copy of any amendment, modification or supplement to the Exchange Agreement will be provided to the Group III Noteholders at least ten (10) days prior to the execution of any amendment, modification or supplement to the Exchange Agreement, other than a modification, amendment or supplement to the following Exhibits to the Exchange
Agreement: (i) Exhibit 2.2(d) (relating to the revocation of the assignment of a Relinquished Property Agreement to the Qualified Intermediary); (ii) Exhibit 4.2(d) (relating to the revocation of the assignment of a Replacement Property Agreement to the Qualified Intermediary); Exhibit 5.2 (setting forth the names of each Escrow Account); Exhibit 5.7 (setting forth notification information) and Exhibit 8.8 (setting forth notification information).

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

     Section 5. Severability. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6. Counterparts. This Assignment may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto, each Financing Source and Beneficiary and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Assignment or the Group III Master Collateral.

     Section 8. Governing Law. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York, without regard to conflict of laws principles.



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


     IN WITNESS WHEREOF, each party hereto has executed this Assignment as of the day and year first above written.

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title:  Vice President and Treasurer

                                        DOLLAR RENT A CAR SYSTEMS, INC.


                                        By:_____________________________________
                                           Name:  Michael H. McMahon
                                           Title:  Treasurer


                                        THRIFTY RENT-A-CAR SYSTEM, INC.,


                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title:  Treasurer

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          not in its individual capacity but
                                          solely as Master Collateral Agent


                                        By:_____________________________________
                                           Name:
                                           Title:



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